Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro-forma condensed consolidated financial statements is presented to illustrate the effect of PhotoMedex, Inc.'s ("PhotoMedex" or "the Company") February 2, 2015 sale of its LCA-Vision business ("LCA-Vision") to Vision Acquisition LLC. The LCA-Vision business was the Company's Clinics operating segment of business, which was acquired on May 12, 2014. The consideration consisted of $40.0 million is cash, subject to working capital adjustments and professional fees, the Company will realize net proceeds of approximately $35.3 million.
The following unaudited pro-forma condensed balance sheet as of September 30, 2014 is presented as if the transaction had occurred on September 30, 2014. The following unaudited pro-forma condensed consolidated statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 are presented as if the transaction had occurred on January 1, 2013. In order to derive the pro-forma financial information, the historical results of the Company have been adjusted to eliminate the assets and liabilities of the LCA-Vision business. For the consolidated statements of operations, the historical results of the Company have been adjusted first by adjusting for the acquisition of LCA-Vision as if it had occurred on January 1, 2013 and then by eliminating the results of operations of the LCA-Vision business. Pro-forma adjustments are described in the notes to the unaudited pro-forma consolidated financial statements.
The pro-forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual results could differ. The pro-forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of the Company. Management believes that all adjustments necessary to present fairly the unaudited pro-forma consolidated financial statements have been made. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the transaction been consummated on the dates indicated, and should not be construed as being representative of the Company's future results of operations or financial position.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto, which are included in the Annual Report on Form 10-K of PhotoMedex for the year ended December 31, 2013 and on Form 10-Q for the quarter and nine months ended September 30, 2014.

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2014
(In thousands)
	PhotoMedex Historical	LCA Disposition Adjustments			Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$15,866	$(5,588)	(1a	)	$10,285
Short-term deposit	7	-			7
Accounts receivable, net	22,634	(2,921)	(1a	)	19,713
Inventories, net	24,857	(44)	(1a	)	24,813
Deferred tax asset	14,880	(1,789)	(1a	)	13,091
Prepaid expenses and other current assets	14,071	(2,701)	(1a	)	11,370
Total current assets	92,315	(13,043)			79,272

Property and equipment, net	28,849	(15,427)	(1a	)	13,422
Deferred tax asset, long-term	23,709	-			23,709
Intangible assets, net	26,896	(8,768)	(1a	)	18,128
Indefinite-lived intangible asset	29,850	(29,850)	(1a	)	-
Goodwill	74,282	(49,582)	(1a	)	24,700
Other assets	1,569	(1,377)	(1a	)	192

Total assets	$277,470	$(118,047)			$159,423

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of notes payable and long-term debt	$80,310	(796)	(1a	)	44,220
		(35,294)	(1b	)
Other current liabilities	38,260	(10,875)	(1a	)	26,485
		(900)	(1b	)
Total current liabilities	118,570	(47,865)			70,705

Long-term liabilities:
Notes payable and long-term debt	521	(481)	(1a	)	40
Deferred tax liabilities	9,809	(9,809)	(1a	)	-
Other liabilities	8,662	(7,143)	(1a	)	1,519
Total liabilities	137,562	(65,298)			72,264

Stockholders' equity	139,908	(52,749)	(1c	)	87,159

Total liabilities and stockholders' equity	$277,470	$(118,047)			$159,423

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2014
(In thousands, except share and per share information)

	PhotoMedex Historical	LCA Acquisition Adjustments			LCA Disposition Adjustments			Pro Forma

Revenues	$155,898	$34,581	(2a	)	$(65,816)	(1d	)	$124,663

Cost of revenues	50,958	24,700	(2a	)	(47,829)	(1d	)	27,829

Gross Profit	104,940	9,881			(17,987)			96,834

Operating expenses:
Selling, general and administrative	121,603	17,795	(2a	)	(29,042)	(1d	)	110,356
Engineering and product development	2,339	-			-			2,339
	123,942	17,795			(29,042)			112,695

Operating profit (loss)	(19,002)	(7,914)			11,055			(15,861)

Other income (loss):
Interest and other financing income (expense), net	(4,145)	326	(2a	)	(629)	(1d	)	(2,461)
		(1,495)	(2c	)	3,482	(1e	)

Income (loss) before income taxes	(23,147)	(9,083)			13,908			(18,322)

Income tax benefit (expense)	379	(11)	(2a	)	333	(1d	)	300
					(401)	(1f	)

Net income (loss)	$(22,768)	$(9,094)			$13,840			$(18,022)

Net income (loss) per share:
Basic	$(1.22)							$(0.96)
Diluted	$(1.22)							$(0.96)

Shares used in computing net income (loss) per share:
Basic	18,722,459							18,722,459
Diluted	18,722,459							18,722,459

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013
(In thousands, except share and per share information)

	PhotoMedex Historical	LCA-Vision Historical	LCA Acquisition Adjustments			LCA Disposition Adjustments			Pro Forma

Revenues	$224,664	$92,185	$-			$(92,185)	(1d	)	$224,664
Cost of revenues	45,035	60,064	3,349	(2b	)	(63,413)	(1d	)	45,035

Gross Profit	179,629	32,121	(3,349)			(28,772)			179,629

Operating expenses:
Selling, general and administrative	154,278	34,702	1,007	(2b	)	(35,709)	(1d	)	154,278
Engineering and product development	3,306	-	-			-			3,306
	157,584	34,702	1,007			(35,709)			157,584

Operating profit (loss)	22,045	(2,581)	(4,356)			6,937			22,045

Other income (loss):
Gain on sale of assets	-	198	-			(198)	(1d	)	-
Interest and other financing income (expense), net	702	890	(3,548)	(2c	)	(890)	(1d	)	(4,844)
						(1,998)	(1e	)

Income (loss) before income taxes	22,747	(1,493)	(7,904)			3,851			17,201

Income tax benefit (expense)	(4,370)	125	1,430	(2d	)	(490)	(1f	)	(3,305)

Net income (loss)	$18,377	$(1,368)	$(6,474)			$3,361			$13,896

Net income (loss) per share:
Basic	$0.90								$0.68
Diluted	$0.89								$0.67

Shares used in computing net income (loss) per share:
Basic	20,454,970								20,454,970
Diluted	20,657,240								20,657,240

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Sale of LCA Vision adjustments (in thousands) (unaudited):
(1a)	Reflects the elimination of assets and liabilities attributable to the LCA-Vision business.
(1b)
Reflects the receipt of cash consideration at closing of the transaction of $35,294, net of an estimated working capital adjustment and cash transaction costs of approximately $2,600, including professional fees and costs incurred to satisfy various conditions up to closing. The net proceeds have been applied towards the long term debt.

(1c)
Reflects the loss of approximately $52,749 arising from the transaction as of September 30, 2014. This estimated loss and costs related to the sale have not been reflected in the pro-forma consolidated statements of operations as it is considered to be non-recurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Stock Purchase Agreement.

(1d)	Reflects the elimination of revenues, cost of revenues, selling, general and administrative costs and other financing income/expense.
(1e)	Reflects an estimate of interest expense that would not have been incurred during the period if the net proceeds from the transaction had been used to repay the interest bearing debt.
(1f)	Reflects an estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the effective tax rates for the periods presented.

2.	LCA aquisitions adjustments (in thousands) (unaudited):

(2a)	Reflects the addition of the LCA-Vision business for the period of January 1 through May 12, 2014 the period before the acquisition of LCA-Vision.
(2b)
Reflects incremental adjustment to depreciation and amortization for step-up in property, plant and equipment and intangible assets (of which $29,850 relates to trademark/tradename and $9,200 to managed care network). As a result, incremental depreciation of property, plant and equipment is being charged on a straight line basis over the estimated useful lives of the property, plant and equipment based on an average of 3 years and incremental amortization of managed care network is being charged on a straight line basis over the estimated useful lives of the assets based on 10 years. (The trademark/tradename was determined to have indefinite useful life and accordingly was not amortized).

(2c)	Reflects an increase in interest expense associated with the additional borrowings used to fund the acquisition of LCA-Vision, including amortization of debt issuance costs.
(2d)	The pro-forma tax adjustment for the period is broken down as follows (in thousands) (unaudited):

Year Ended December 31, 2013

Decrease to Current Tax Expense	$1,430
Incremental Deferred Tax Benefit	-

$1,430

The decrease to the current tax expense for the year ended December 31, 2013 was the result of the current period LCA-Vision loss offsetting PhotoMedex income from U.S. operations. A tax benefit was not applied to the additional depreciation and amortization expenses applicable to LCA-Vision in the same period. These additional expenses would result in an increase to LCA-Vision's net tax operating losses which are limited under Section 382. A valuation allowance equal to the amount of the additional net operating losses results in no tax benefit for these expenses.